UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 7, 2019

DAIS CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	000-53554	14-1760865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11552 Prosperous Drive

Odessa, FL 33556

(Address of Principal Executive Offices) (Zip Code)

(727) 375-8484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On November 7, 2019, the board of directors (the “Board”) of Dais Corporation (the “Company”), following discussion between management and the Company’s independent registered public accounting firm, RBSM, LLP, concluded that the following previously-filed financial statements of the Company should not be relied upon:

•

The Company’s unaudited financial statements for the quarterly period ended March 31, 2019, contained in the Company’s Quarterly Report on Form 10-Q, originally filed with the Securities and Exchange Commission (“SEC”) on May 20, 2019, as amended by Amendment No. 1 to such Form 10-Q, filed with the SEC on May 22, 2019 (the “Q1 Report”); and

•

The Company’s unaudited financial statements for the quarterly period ended June 30, 2019, contained in the Company’s Quarterly Report on Form 10-Q, originally filed with the SEC on August 19, 2019, as amended by Amendment No. 1 to such Form 10-Q, filed with the SEC on August 22, 2019 (the “Q2 Report” and, together with the Q1 Report, the “Quarterly Reports”).

The conclusion to prevent future reliance on the aforementioned financial statements resulted from the determination that the Quarterly Reports failed to properly account for certain convertible debt that had not been recorded due to inadvertent error.

The Board discussed the matters described in this Item 4.02 with representatives of RBSM, LLP.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS CORPORATION

Dated: December 2, 2019	By:	/s/ Timothy N. Tangredi
	Name:	Timothy N. Tangredi
	Title:	Chief Executive Officer

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